Exhibit 99.1

2017 Fourth Quarter Results Investor Presentation

This communication contains certain “forward-looking statements” about PacWest Bancorp (the “Company”) and its subsidiaries within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, strategies, goals, and projections and including statements about our expectations regarding our allowance for loan and lease losses, credit trends, deposit growth, profitability, capital management, including reducing excess capital, interest rate risk ,estimated impacts of the Tax Cuts and Jobs Act and operating expenses. All statements contained in this communication that are not clearly historical in nature are forward-looking, and the words “anticipate,” “assume,” “intend,” “believe,” “forecast,” “expect,” “estimate,” “plan,” “continue,” “will,” “should,” “look forward” and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding future financial and operating results and future transactions and their results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such forward-looking statements for a variety of factors, including without limitation: higher than anticipated delinquencies, charge-offs and loan and lease losses; reduced demand for our services due to strategic or regulatory reasons; changes in economic or competitive market conditions could negatively impact investment or lending opportunities or product pricing and services; credit quality deterioration or pronounced and sustained reduction in market values or other economic factors which adversely affect our borrowers’ ability to repay loans and leases and/or require an increased provision for loan and lease losses; compression of the net interest margin due to changes in our interest rate environment, loan products, spreads on newly originated loans and leases and/or asset mix; the impact of asset/liability repricing risk and liquidity risk on net interest margin and the value of investments; higher than anticipated increases in operating expenses; increased costs to manage and sell foreclosed assets; the need to retain capital for strategic or regulatory reasons; the financial performance of the Company; increased litigation; increased asset workout or loan servicing expenses; higher compensation costs and professional fees to retain and/or incent employees; our ability to complete future acquisitions and to successfully integrate such acquired entities or achieve expected benefits, synergies and/or operating efficiencies within expected timeframes or at all; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our business and business strategies; and other risk factors described in documents filed by the Company with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements included in this communication are based on information available at the time of the communication. Pro forma, projected and estimated numbers are used for illustrative purposes only and are not forecasts, and actual results may differ materially. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise except as required by law. Forward-Looking Statements

Company Overview 4 Fourth Quarter Highlights 8 Investment Securities 15 Loans and Leases 17 Credit Quality 26 Deposits 30 Net Interest Margin 33 Controlled Expenses 38 Acquisitions 41 Strong Franchise Value 45 Non-GAAP Measurements 48 Presentation Index

Company Overview

We are a commercial bank focused on core deposit growth paired with national lending and venture banking platforms NASDAQ traded (PACW) with a market capitalization of $6.9 billion (1) Average daily trading volume of 978,738 shares over the last three months (1) Dividend: $2.00 per share, 3.77% yield (1) 5th largest publicly-traded bank headquartered in California with total assets of $25.0 billion, loans and leases of $17.0 billion and deposits of $18.9 billion at December 31, 2017 Profitable Growth Net earnings of $357.8 million, return on average assets (“ROAA”) of 1.58% and return on average tangible equity (“ROATE”) of 15.15% for FY2017 Industry leading tax equivalent NIM of 5.10% for FY2017 Loan and lease production of $1.6 billion in 4Q17 ($4.7 billion FY2017) $15.9 billion of core deposits with cost of average total deposits of 30 basis points for 4Q17 NPAs at 0.93% of total loans and leases and foreclosed assets Efficiency ratio of 41.0 % in 4Q17 (40.8% FY2017) Experienced acquirer with 29 bank and finance company acquisitions since 2000 CU Bancorp (“CUB”) acquisition closed on October 20, 2017. CUB added approximately $2.1 billion in loans and $2.7 billion in deposits. Analyst coverage: BMO Capital Markets, D.A. Davidson & Co., FIG Partners, B. Riley FBR, JMP Securities, Keefe, Bruyette & Woods, Piper Jaffray, Raymond James, Sandler O’Neill & Partners, Stephens Inc., SunTrust Robinson Humphrey, Wedbush Morgan, Wells Fargo Securities (1) As of January 24, 2018 Company Overview

Business Model Community Banking National Lending Venture Banking Pacific Western Bank Attractive branch network with 74 full service branches in California(1) Offers a full suite of deposit products and services, including on-line banking Focused on business lending products, including commercial real estate Limited consumer loan offerings Borrower relationships generally include a deposit account Efficient deposit model with average branch size of $169 million Diversified by loan and lease type, geography and industry Asset-Based Lending (ABL) Lender Finance & Timeshare, Equipment Financing, Healthcare & General ABL Security Cash Flow Lending Commercial Real Estate General, Multifamily, SBA, Healthcare and Construction Focus on small to middle market businesses Expertise in niche segments limits new competitors Borrower relationships may include deposit accounts and treasury services Five banking groups: Technology, Life Sciences, Equity Funds Group, Structured Finance, Specialty Finance Operates a single branch in Durham, NC with $6.1 billion in deposits Offices located in key innovative hubs across the United States Offers a comprehensive suite of financial services for venture-backed companies and their venture capital and private equity investors Provides comprehensive treasury management solutions, including credit cards and international-related products and services to clients Borrower relationships almost always include a deposit account Operates Square 1 Asset Management (registered investment advisor) (1) Reflects planned 2018 consolidation of two branches in connection with CUB merger.

Source: SNL Financial and FactSet Research Systems; Market data as of 12/31/2017. Note: KBW Regional Bank Index (KRX) includes 50 institutions with a median market cap of $4.3 billion as of 12/31/2017; median weighted by market capitalization. Five Year Total Return

Fourth Quarter Highlights

See “Non-GAAP Measurements” slides beginning on page 48. Fourth Quarter Highlights Robust Earnings Net earnings of $84.0 million EPS of $0.66 ROAA and ROATE of 1.34% and 13.75% (1) Q4 includes $16.1 million of acquisition and integration costs related to CUB acquisition Industry Leading Net Interest Margin Tax equivalent NIM of 4.97% Yield on average loans and leases of 5.89% Low Efficiency Ratio Efficiency ratio of 41.0% Average branch size of $245 million in deposits Noninterest expense to average assets of 2.29% Profitable Deposit Base Cost of average total deposits of 30 bps $2.4 billion net core deposit growth, primarily from CUB acquisition Core deposits now represent 85% of total deposits Loan and Lease Production and Credit Quality Loan and lease production of $1.6 billion Organic loan and lease growth of 17% annualized NPAs to total loans and leases and foreclosed assets, excluding PCI loans, of 0.93% compared to 1.08% at September 30, 2017 Classified loans and leases to total loans and leases of 1.64% compared to 2.20% at September 30, 2017 Strong Capital Levels Tangible common equity ratio of 10.50% (1) CET1 and total capital ratios of 10.91% and 13.75% Tangible book value per share of $18.24 (1) Repurchased 2,081,227 shares in Q4 at an average cost of $47.89

See “Non-GAAP Measurements” slides beginning on page 48. . Financial Highlights ? ($ in millions, except per share amounts) 4Q17 3Q17 Q / Q Total Assets 24,995 $ 22,243 $ 12% Loans and Leases Held for Investment, net of deferred fees 16,973 $ 15,691 $ 8% Total Deposits 18,866 $ 16,773 $ 12% Core Deposits 15,937 $ 13,531 $ 18% Net Earnings 84.0 $ 101.5 $ -17% Earnings Per Share 0.66 $ 0.84 $ -21% Return on Average Assets 1.34% 1.82% -0.48 Return on Average Tangible Equity (1) 13.75% 16.85% -3.10 Tangible Common Equity Ratio (1) 10.50% 12.02% -1.52 Tangible Book Value Per Share (1) 18.24 $ 19.84 $ -8% Tax Equivalent Net Interest Margin 4.97% 5.08% -0.11 Efficiency Ratio 41.0% 40.4% 0.6%

Solid Earnings Track Record ($ in millions, except EPS) 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 Net Earnings 90.5 $ 82.2 $ 93.9 $ 85.6 $ 78.7 $ 93.6 $ 101.5 $ 84.0 $ Diluted EPS 0.74 $ 0.68 $ 0.77 $ 0.71 $ 0.65 $ 0.77 $ 0.84 $ 0.66 $ $0.40 $0.50 $0.60 $0.70 $0.80 $0.90 $1.00 $50 $60 $70 $80 $90 $100 $110 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 EPS Millions Net Earnings Diluted EPS

Solid Capital Position – 4Q17


TCE / TA
12.21% 11.38% 11.87% 12.12% 12.19% 11.54% 11.67% 11.75% 12.02% 10.50%
8.72% 8.60% 8.78% 8.68% 8.92% 8.64% 8.80% 8.81% 8.87% 8.79%
3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17
PACW
Median Banks $15-$25B


T1 Leverage
12.04% 11.67% 11.51% 11.92% 12.13% 11.91% 11.87% 11.90% 12.02% 10.66%
9.31% 9.23% 9.04% 9.16% 9.14% 9.28% 9.29% 9.33% 9.33% 9.55%
3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17
PACW
Median Banks $15-$25B


Total Capital
16.32% 15.65% 15.96% 16.08% 16.18% 15.56% 15.56% 15.56% 15.74% 13.75%
13.38% 13.16% 13.05% 13.05% 13.05% 13.22% 13.16% 13.34% 13.17% 13.20%
3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17
PACW
Median Banks $15-$25B


CET1
12.74% 12.58% 12.63% 12.72% 12.83% 12.31% 12.31% 12.28% 12.52% 10.91%
10.71% 10.65% 10.61% 10.50% 10.44% 10.90% 10.88% 11.00% 10.87% 10.74%
3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17
PACW
Median Banks $15-$25B

PacWest Bancorp

Source: SNL Financial using data as of 12/31/17

Fourth Quarter 2017 | PACW | p. 12

4Q17 Loan Sales/Loans Held For Sale

- Deemphasized cash flow lending; in 4Q17 made decision to sell cash flow loans totaling $1.5 billion and exit the CapitalSource Division origination operations related to general, technology and healthcare cash flow loans.
  - Approximately $1.0 billion sold and settled prior to year-end
  - Approximately $481 million sold of which 99% settled as of January 29, 2018
    - No nonaccrual loans sold
    - $4.7 million of sold loans were classified
  - Retained general, technology and healthcare cash flow portfolio contains approximately $39 million of classified loans at December 31, 2017
- Impact to 4Q17 results and financial statements
  - $481.1 million classified as LHFS on balance sheet at December 31, 2017
  - Gain on sale of loans of $2.0 million and other related costs of $1.3 million recorded to noninterest income
  - Gross charge-offs in 4Q include $2.2 million to record loans sold and LHFS at lower of cost or market ("LOCOM")
  - Decreased provision for loan losses of $14.1 million due in part to release of general reserves on loans transferred to LHFS in excess of LOCOM charge-offs
  - Compensation expense of $2.9 million related to exiting certain lending operations
  - $0.6 million noninterest expense charge related to sold unfunded commitments
  - Increase in DTA valuation allowance of $2.0 million related to loans sold which generated foreign-sourced income utilized for foreign tax credits

Loans Sold by Loan Type
Total = $1.5 billion



Technology Cash Flow, $705mm
Healthcare Cash Flow, $411mm
General Cash Flow, $356mm

Retained General, Technology & Healthcare Cash Flow Loans
Total = $249 million



Healthcare, $29mm
Technology, $200mm
General, $20mm

PacWest Bancorp

Fourth Quarter 2017 | PACW | p. 13

Impacts in 4th quarter 2017: Net DTAs reduced from $65.3 million at 9/30/17 to a net DTL of $2.3 million at 12/31/17 driven by: Approximately $100 million of bonus tax depreciation for leased assets placed in service in Q4 which resulted in increased deferred tax liabilities of approximately $40 million Accelerated deduction of a portion of the 2017 bonuses deemed fixed and determinable (to be paid in 2018) which resulted in decreased deferred tax assets of approximately $15 million Re-measured federal deferred tax assets and liabilities at newly enacted federal tax rate of 21% which resulted in a $1.2 million tax benefit Sold approximately $173 million of securities to realize the loss of $3.3 million at the higher 35% tax rate; reinvested into higher yielding securities; recapture of loss expected in approximately one year Expected impacts going forward: Federal statutory corporate income tax rate reduced from 35% to 21% Allows for immediate capital expensing of certain qualified property Tax-equivalent net interest margin will be reduced by approximately 5 bps beginning in 2018 Performance based executive compensation now subject to $1 million deduction cap and definition of “covered person” expanded for senior executive officer compensation greater than $1 million Approximately 35% to 40% of our FDIC insurance assessments will no longer be deductible; deduction fully phased out at $50 billion in assets Analysis ongoing currently estimates that our 2018 effective tax rate will range from 27% to 29% Continue to analyze the new tax law and monitor guidance as issued Impacts of the Tax Cuts and Jobs Act

Investment Securities

3.20% overall portfolio tax equivalent yield (2) (1) Fair value (2) Yield is for 4Q17 Investment Portfolio Average Life and Effective Duration Municipal Securities Composition Diversified Investment Portfolio SBA Securities, $160.3mm, 4% Agency Residential MBS, $246.3mm, 7% Agency Residential CMOs, $275.7mm, 7% Agency Commercial MBS, $1,164.0mm, 31% Private CMOs, $126.0mm, 3% Municipal Securities, $1,680.1mm, 45% Other, $122.1mm, 3% $3.8 Billion Total Portfolio (1) S&P Ratings % Total Issue Type % Total AAA 12% G.O. Limited 6% AA 79% G.O. Unlimited 45% A 3% Revenue 49% Not rated 6% 100% 100% Municipal Securities 6.1 7.0 6.7 6.8 7.0 4.8 5.7 5.7 5.9 6.0 3 4 5 6 7 8 4Q16 1Q17 2Q17 3Q17 4Q17 Years Average Life Effective Duration

Loans and Leases

Diversified Loan and Lease Portfolio

As of December 31, 2017


Other
Lender Finance & Timeshare
Equipment Finance
Healthcare Asset-Based
Other Asset-Based
Security Cash Flow
Technology Cash Flow
General and Other Cash Flow
Healthcare Cash Flow
Commercial Real Estate
Income Producing Residential
Construction and Land
Healthcare Real Estate
Small Business
Owner-Occupied Residential
Venture Capital

	12/31/2017		12/31/2016	
($ in millions)	$	Mix	$	Mix
Lender Finance & Timeshare	$ 1,610	9%	$ 1,667	11%
Equipment Finance	657	4%	692	4%
Healthcare Asset-Based	93	1%	181	1%
Other Asset-Based	1,308	8%	764	5%
Total Asset-Based	3,668	22%	3,304	21%
Security Cash Flow	573	3%	440	3%
Technology Cash Flow	200	2%	1,048	7%
General and Other Cash Flow	183	1%	564	4%
Healthcare Cash Flow	29	0%	799	5%
Total Cash Flow	985	6%	2,851	19%
Commercial Real Estate	3,990	24%	2,987	19%
Income Producing Residential	2,245	13%	1,169	8%
Construction and Land	1,591	9%	965	6%
Healthcare Real Estate	844	5%	955	6%
Small Business	552	3%	454	3%
Owner-Occupied Residential	222	1%	145	1%
Total Real Estate	9,444	55%	6,675	43%
Venture Capital	2,123	13%	1,988	13%
Other	753	4%	638	4%
Total Loans HFI [1]	$ 16,973	100%	$ 15,456	100%

[1] Net of deferred fees and costs

PacWest Bancorp

Fourth Quarter 2017 | PACW | p. 18

Diversified Loan and Lease Portfolio Healthcare, $844mm, 9% SBA, $552mm, 6% Hospitality, $722mm, 8% Retail, $568mm, 6% Multifamily, $2,085mm, 22% Office, $912mm, 10% Owner - occupied, $1,314mm, 14% Construction, $1,591mm, 16% Other, $856mm, 9% Real Estate ($9.4B) Technology, $200mm, 20% Healthcare, $29mm, 3% Security, $573mm, 58% General, $20mm, 2% Municipal, $67mm, 7% SBA, $96mm, 10% Cash Flow ($1.0B) Lender Finance & Timeshare, $1,610mm, 44% Equipment Finance, $657mm, 18% Healthcare, $93mm, 2% Other, $1,308mm, 36% Asset - Based ($3.7B) Later Stage, $255mm, 12% Expansion Stage, $953mm, 45% Equity Funds Group, $471mm, 22% Early Stage, $443mm, 21% Venture Capital ($2.1B)

Healthcare CRE Loans - $844 Million as of 4Q17

- Our CapitalSource Division has been an active, disciplined Healthcare CRE lender since 2001
- From 2001 to 2017, the CapitalSource Division originated $5.1 billion of Healthcare CRE loans with total *aggregate* losses of $33.3 million (66 bps)
- 65% of our Healthcare CRE portfolio is secured by skilled nursing facilities (SNFs)
- Underwriting discipline includes:
  - Lending at a conservative ratio of loan-to-value
    - The facility-level underwritten projected "debt yield" (net operating income ÷ first lien debt) generally exceeds 15%
  - Focus on experienced and reputable sponsors and operators
  - On-staff licensed nursing home administrator to evaluate clinical compliance and quality of care
  - Use of market per-bed or per-unit valuation trends and caps in conjunction with appraised values and underwritten values
  - Analysis of payor mix and state and federal revenue sources to monitor cash flows



Total Healthcare CRE Portfolio
By Property Type
Continuing care, $65mm
Assisted living, $144mm
Hospital & Medical Office, $16mm
Other, $70mm
SNF, $549mm



Total Healthcare CRE Portfolio
By Risk Rating
Classified, 8% (3 loans)
Non-classified, 92%



SNF Loans By State
AZ, $31mm
TX, $28mm
Other, $108mm
NY, $27mm
MN, $29mm
CA, $45mm
VA, $71mm
PA, $86mm
NJ, $37mm
FL, $87mm

PacWest Bancorp

Fourth Quarter 2017 | PACW | p. 20

Retail Real Estate Portfolio Overview

Loan Types

- **Construction- significant projects include:**
  - Redevelopment in Chicago's exclusive Gold Coast luxury retail district
  - A Walmart Supercenter-anchored shopping center in Inland Empire region of Southern California
  - Development in a high density Brooklyn retail neighborhood that includes an Apple Store, Whole Foods, J. Crew, etc.
  - High traffic retail infill on San Vicente Blvd. in Los Angeles
- **Owner-Occupied**
  - Not adversely affected by rental market volatility
  - SBA retail is 100% owner-occupied
    - SBA guaranteed portions retained (75% avg. guarantee)
- **CRE**
  - Traditional retail-focused commercial real estate lending including:
    - CapitalSource Division $207mm portfolio of 10 loans across 7 states with $20.7mm average balance focused on lifestyle centers, urban luxury centers and grocery-anchored centers
    - Community Bank Division $360mm portfolio almost entirely in California focused on suburban retail/strip centers and single tenant retail storefronts

[1] $6.9 million classified at December 31, 2017 with related SBA guarantees totaling $1.9 million.

Outstanding balance: $821mm [1] /4.8% of Loans

Retail Loan Types


Owner-occupied 16%
Construction 15%
CRE 69%

CRE Retail Property Types
$567mm/3.4% of Loans


Other 2%
Urban luxury center 8%
Single Tenant 29%
Lifestyle center 9%
Traditional mall 3%
Grocery-anchored center 12%
Suburban retail/strip center 37%

PacWest Bancorp

Fourth Quarter 2017 | PACW | p. 21

SNCs are not a line of business. SNC relationships are included in business line balances. SNCs are facilities greater than $20 million with a federally supervised agent/lead bank shared by three or more federally supervised financial institutions. At December 31st, approximately 55 SNC borrowers with $1.2 billion outstanding. Adhere to same credit underwriting standards as the rest of loan portfolio. No energy-related SNCs. At December 31st, $15 million (1.2%) on nonaccrual and $41 million (3.5%) classified. (1) Excludes loans held for sale at December 31, 2017 Shared National Credit (SNC) Relationships Management Consulting, $23mm, 1% Manufacturing, $117mm, 5% Other, $141mm, 7% Security, $257mm, 12% Technology, $577mm, 28% Transportation, $78mm, 4% Communications, $167mm, 8% Consumer Finance, $167mm, 8% Healthcare Cash Flow, $438mm, 21% Healthcare RE, $122mm, 6% $2.1B of Loans at 9/30/2017 Management Consulting, $0mm, 0% Manufacturing, $0mm, 0% Other, $243mm, 21% Security, $230mm, 19% Technology, $263mm, 22% Transportation, $43mm, 4% Communications, $0mm, 0% Consumer Finance, $207mm, 17% Healthcare Cash Flow, $83mm, 7% Healthcare RE, $121mm, 10% $1.2B of Loans at 12/31/2017 (1) Loan Sale + CUB

CapitalSource Transition from Finance Company to Bank

CapitalSource Credit Profile: Lessons Learned and Changes Implemented

- CapitalSource experienced elevated losses on loans originated between 2003 and 2008.
  - 7.5% cumulative losses on $24 billion of originations, the substantial majority from lending products which were subsequently discontinued
- During 2008–09, a transformative de-risking effort was launched that included executive management changes, acquired an FDIC-insured bank subsidiary and made significant adjustments to lending practices.
  - Management changes included the promotion of Jim Pieczynski to CEO in 2010
  - CapitalSource Bank adopted new bank-standard lending policies appropriate for an FDIC-insured institution
    - Lending products that comprised nearly two-thirds of the aggregate losses were discontinued, including:
      - Subprime residential mortgage
      - Media and retail cash flow loans
      - Resort vacation club loans
      - Second lien/mezzanine CRE
      - Land loans
      - Construction loans (other than SBA)[1]
    - Other lending product standards were adjusted:
      - Limited general cash flow lending to selected industries and borrowers with strong market share, barriers to entry and support of proven equity sponsors
      - Focused CRE lending on stabilized cash-flowing collateral
      - Narrowed focus of Lender Finance group
- Added new lower-risk lending products, including SBA, multi-family and life insurance premium finance.
- Of the $24 billion originated from 2003 to 2008, approximately $342 million remains outstanding with $0.1 million classified as of December 31, 2017.

[1] The CapitalSource Division reintroduced this product in 2015.

2003 - 2008 CapitalSource Division Originations ($24 Billion)



Unchanged Products, 33%
Adjusted Products, 34%
Eliminated Products, 33%

Cumulative Losses ($1.8 Billion)



Adjusted Products, 33%
Unchanged Products, 4%
Eliminated Products, 63%

PacWest Bancorp

Fourth Quarter 2017 | PACW | p. 23

Loan and Lease Production of $1.6 Billion in 4Q17 The weighted average rate on new production presents contractual rates and does not include amortized fees. Amortized fees added approximately 30 basis points to loan yields in 2017. $1,273 $1,049 $1,078 $1,003 $1,556 $765 $1,057 $700 $722 $724 $709 $1,213 $956 $903 $729 $582 $732 $587 $638 $813 $2,038 $2,106 $1,778 $1,725 $2,280 $1,291 $1,945 $1,543 $1,541 $1,542 4.0% 4.5% 5.0% 5.5% 6.0% $0 $500 $1,000 $1,500 $2,000 $2,500 Q4 Q1 Q2 Q3 Q4 2016 2017 Avg. Rate on Production Millions Production Disbursements Payoffs Paydowns Avg Production/Disbursement Avg Payoffs/Paydowns Rate on Production ($ in millions) Production/ Disbursement Payoffs/ Paydowns Net Change Rate on Production (1) 4Q17 2,280 $ 1,542 $ 738 $ 4.95% 3Q17 1,725 1,541 184 5.04% 2Q17 1,778 1,543 235 4.93% 1Q17 2,106 1,945 161 4.91% 4Q16 2,038 1,291 747 4.83%

Impact of Rising Rates on the Loan and Lease Portfolio (In Millions) Loan Rate Above Floor 1 to 25 Bps 26 to 100 Bps >100 Bps Total 1ML 5,489 1 59 - 5,549 3ML 287 - - - 287 Prime 3,601 133 27 99 3,860 Other 1,214 65 35 54 1,368 Total 10,591 199 121 153 11,064 Varaiable Loans Lift Off of Loan Floors Cumulative Amount of Loans Rate Increase Needed to Reprice ($ in millions) $10,911 1 to 100 bps $11,064 > 100 bps Repricing of Variable Rate Loans Amount % ($ in millions) 1-month LIBOR 5,597 $ 2-month LIBOR 46 3-month LIBOR 287 6-month LIBOR 1,600 12-month LIBOR 25 Total LIBOR-based Loans 7,555 56% Prime Rate 4,560 34% Other Index 1,302 10% Total Variable/Hybrid Loans 13,417 $ 100% Variable Rate and Hybrid Loans by Index $1,146 $827 $777 $3,217 1 Year 2 Years 3 Years > 3 Years Fixed/Hybrid Years to Maturity/Repricing ($ in Millions) Fixed Rate, 21% Variable Rate, 65% Hybrid, 14% Loan Portfolio by Repricing Type

Credit Quality

Non-PCI Credit Quality

($ in thousands)		4Q17	3Q17	2Q17	1Q17	4Q16
Nonaccrual Loans and Leases HFI	$	155,784	157,697	172,576	173,030	170,599
As a % of Loans and Leases HFI	%	0.92%	1.00%	1.11%	1.11%	1.11%
Nonperforming Assets	$	157,113	169,327	185,854	185,872	183,575
As a % of Loans and Leases & Foreclosed Assets	%	0.93%	1.08%	1.20%	1.20%	1.19%
Classified Loans and Leases HFI (1)	$	278,405	344,777	339,977	424,399	409,645
As a % of Loans and Leases HFI	%	1.64%	2.20%	2.19%	2.73%	2.66%
Credit Loss Provision	$	6,500	15,500	12,500	24,500	21,000
As a % of Average Loans and Leases (annualized)	%	0.15%	0.40%	0.33%	0.64%	0.56%
Trailing Twelve Months Net Charge-offs	$	62,957	53,991	56,802	36,287	21,990
As a % of Average Loans and Leases	%	0.40%	0.35%	0.37%	0.24%	0.15%
Allowance for Credit Losses (ACL) (2)	$	161,647	173,579	159,142	167,589	161,278
As a % of Loans and Leases HFI	%	0.95%	1.11%	1.02%	1.08%	1.05%
ACL / Nonaccrual Loans and Leases HFI	%	103.77%	110.08%	92.22%	96.86%	94.54%

(1) Classified loans and leases are those with a credit risk rating of substandard or doubtful
(2) Allowance for credit losses includes allowance for loan and lease losses and reserve for unfunded commitments

PacWest Bancorp

Fourth Quarter 2017 | PACW | p. 27

Key Credit Trends – Non-PCI Loans HFI 1.05% 1.08% 1.02% 1.11% 0.95% 4Q16 1Q17 2Q17 3Q17 4Q17 ACL / Loans and Leases 2.66% 2.73% 2.19% 2.20% 1.64% 4Q16 1Q17 2Q17 3Q17 4Q17 Classified Loans and Leases / Average Loans and Leases 1.11% 1.11% 1.11% 1.00% 0.92% 4Q16 1Q17 2Q17 3Q17 4Q17 Nonaccrual Loans and Leases / Loans and Leases 1.19% 1.20% 1.20% 1.08% 0.93% 4Q16 1Q17 2Q17 3Q17 4Q17 NPAs / Loans and Leases and Foreclosed Assets

Non-PCI Nonaccrual Loan and Lease Detail

($ in thousands)	Nonaccrual Loans and Leases 12/31/2017 Balance	12/31/2017 % of Loan Category	9/30/2017 Balance	9/30/2017 % of Loan Category	Accruing and 30 -89 Days Past Due 12/31/2017 Balance	Accruing and 30 -89 Days Past Due 9/30/2017 Balance
Real estate mortgage:						
Commercial	$ 65,563	1.2%	$ 63,096	1.5%	$ 27,234	$ 1,446
Residential	3,350	0.1%	3,186	0.2%	6,629	282
Total real estate mortgage	68,913	0.9%	66,282	1.1%	33,863	1,728
Real estate construction and land:						
Commercial	-	0.0%	-	0.0%	-	-
Residential	-	0.0%	-	0.0%	2,081	-
Total R.E. construction and land	-	0.0%	-	0.0%	2,081	-
Commercial:						
Cash flow	23,315	1.8%	33,514	1.2%	924	72
Equipment finance	30,938	4.7%	30,942	5.2%	1,512	-
Venture capital	29,424	1.4%	22,686	1.2%	5,959	2,720
Asset-based	3,174	0.1%	3,977	0.2%	344	-
Total commercial	86,851	1.2%	91,119	1.2%	8,739	2,792
Consumer	20	0.0%	296	0.1%	562	286
Total Loans HFI (1)(2)	$ 155,784	0.9%	$ 157,697	1.0%	$ 45,245	$ 4,806

(1) Excludes loans held for sale at lower of cost or fair value at December 31, 2017.
(2) The majority of the loans representing the increase in Non-PCI accruing 30-89 past due loans have subsequently been brought current, renewed or are subject to guarantees.

At December 31, 2017, the Company's ten largest Non-PCI loan relationships on nonaccrual status had an aggregate book balance of $120 million and represented 77% of total Non-PCI nonaccrual loans and leases.

PacWest Bancorp

Fourth Quarter 2017 | PACW | p. 29

Deposits

Does not include $2.1 billion and $1.3 billion of client investment funds held at December 31, 2017 and December 31, 2016, respectively. Deposit Detail Core: 85% Core: 79% ($ in millions) Deposit Category Amount % of Total Amount % of Total Noninterest-bearing demand deposits 8,508 $ 45% 6,659 $ 42% Interest checking deposits 2,227 12% 1,448 9% Money market deposits 4,512 24% 3,706 23% Savings deposits 690 4% 711 5% Total core deposits 15,937 85% 12,524 79% Non-core non-maturity deposits 863 4% 1,175 7% Total non-maturity deposits 16,800 89% 13,699 86% Time deposits $250,000 and under 1,710 9% 1,758 11% Time deposits over $250,000 355 2% 414 3% Total time deposits 2,065 11% 2,172 14% Total deposits (1) 18,865 $ 100% 15,871 $ 100% December 31, 2017 December 31, 2016 Noninterest - bearing demand deposits Interest checking deposits Money market deposits Savings deposits Non - core non - maturity deposits Time deposits $250,000 and under Time deposits over $250,000 December 31, 2017 Noninterest - bearing demand deposits Interest checking deposits Money market deposits Savings deposits Non - core non - maturity deposits Time deposits $250,000 and under Time deposits over $250,000 December 31, 2016

Deposit Portfolio Includes brokered deposits of $682 million with a weighted average maturity of 4 months. $15.9 $16.3 $16.9 $16.8 $18.9 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.0 5.0 10.0 15.0 20.0 25.0 4Q16 1Q17 2Q17 3Q17 4Q17 Cost Balance ($ in Billions) Core Deposits Non-Core Deposits Cost of Interest-Bearing Deposits Cost of Total Deposits ($ in millions) Time Deposits Time Deposits Total $250,000 Over Time Time Deposit Maturities and Under $250,000 Deposits Due in three months or less 632 $ 182 $ 814 $ Due in over three months through six months 516 101 617 Due in over six months through twelve months 446 54 500 Due in over 12 months through 24 months 77 10 87 Due in over 24 months 39 8 47 Total 1,710 $ (1) 355 $ 2,065 $ December 31, 2017

Net Interest Margin

Includes 27bps in Q1 2016 and 29bps in Q4 2016 due to accelerated discount accretion from the payoff of nonaccrual PCI loans. Source: SNL Financial using data as of 1/26/18 (1) Industry Leading Tax Equivalent Net Interest Margin (1) (1)

Includes 34bps in Q1 2016 and 35bps in Q4 2016 due to accelerated discount accretion from the payoff of nonaccrual PCI loans. Source: SNL Financial using data as of 1/26/18 Higher Loan Yields From Disciplined & Diversified Lending (1) (1) (1)

Source: SNL Financial using data as of 1/26/18 Deposit Franchise: 4Q17 Deposit Cost of 30 Basis Points

Asset-Sensitive Balance Sheet Benefits From Rising Rates (1) The above table presents forecasted net interest income and net interest margin for the next 12 months using the forward yield curve as the base scenario and shocking the static balance sheet for immediate and sustained parallel upward movements in interest rates of 100, 200 and 300 basis points. ($ in millions) Forecasted Percentage Forecasted Net Interest Income Change Net Interest Margin Interest Rate Scenario (Tax Equivalent) From Base (Tax Equivalent) Up 300 basis points 1,208.3 $ 13.3% 5.63% Up 200 basis points 1,163.1 9.1% 5.42% Up 100 basis points 1,116.6 4.7% 5.20% Base case 1,066.3 - 4.97% December 31, 2017 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% Base Up 100 Up 200 Up 300 PacWest Bancorp IRR Model Results - % Change in NII - Year 1 Static Balance Sheet - December 31, 2017 Sudden Parallel Shocks (1) PACW

Controlled Expenses

Source: SNL Financial using data as of 1/26/18 Efficiency Ratio Trend

Focus and Execution Drive Efficiency 55.0% 54.0% 56.4% 60.7% 41.6% 38.5% 39.8% 40.8% 2010 2011 2012 2013 2014 2015 2016 2017 Efficiency Ratio $57 $60 $70 $72 $147 $193 $203 $245 2010 2011 2012 2013 2014 2015 2016 2017 Average Branch Size ($ - M)

Acquisitions

Acquisition Strategy In-Market Consolidation Market Expansion Asset Generation Capability Strong Core Deposit Base Sound Strategic Focus Key Drivers of Accretion Cost Savings Customer Retention Margin Improvement

CU Bancorp – Transaction Summary

Transaction Summary	• Closing Date: October 20, 2017 • Transaction Value: $671 million in aggregate [(1)] • Consideration Mix: 70% PACW common stock / 30% cash • Fixed Exchange Ratio: 0.5308x • Cash per Share: $12.00
Improves Deposit and Liquidity Position	• Outstanding deposit franchise: 55% non-interest bearing deposits; 15 basis point total cost of deposits [(2)] • Large efficient branches similar to PacWest's existing network • Asset-sensitive balance sheet consistent with PacWest's asset-liability profile • Liquid balance sheet with 78% loan-to-deposits ratio [(2)]
Exceptional credit in similar businesses	• Historically strong organic loan growth • Exceptional credit quality with 0.14% NPA/Assets [(2)] • Very similar loan profile to PacWest's Community Bank Division
Low risk transaction with significant efficiency opportunities	• 7 branches were consolidated in 4Q17 with an additional 2 branches to be consolidated in 1Q18 • Leading C&I community bank in the LA metro area which will complement the PacWest franchise • Growth opportunity for larger loans and deposits from existing customers • A PacWest management team that is highly experienced in M&A, having completed 29 deals since inception • System conversion completed in December 2017

(1) Based on PacWest's closing price on October 20, 2017.
(2) Financial data as of 9/30/2017.

PacWest Bancorp

Fourth Quarter 2017 | PACW | p. 43

CU Bancorp – Closing Balance Sheet (10/20/17)*

	Standalone 10/20/17		MTM/	Adjusted	Purchase	Pro
	PacWest	CUB	Adjustments	CUB	Accounting	Forma
Assets:						
Cash and Securities	$ 3,819	$ 848	$ (4) (1)	$ 844	$ (237) (5)	$ 4,426
Gross Loans	15,691	2,100	(24) (2)	2,076	-	17,767
Loan Loss Reserve	(160)	(19)	19 (2)	-	-	(160)
Net Loans	15,531	2,081	(5)	2,076	-	17,607
Other Tangible Assets	692	120	-	120	(13) (6)	799
Total Tangible Assets	20,042	3,049	(9)	3,040	(250)	22,832
Goodwill	2,174	65	(65) (3)	-	375 (7)	2,549
Other Intangibles	27	5	(5) (3)	-	58 (8)	85
Intangible Assets	2,201	70	(70)	-	433	2,634
Total Assets	$ 22,243	$ 3,119	$ (79)	$ 3,040	$ 183	$ 25,466
Liabilities & Shareholders' Equity:						
Deposits	$ 16,773	$ 2,720	$ -	$ 2,720	$ -	$ 19,493
Borrowings	699	34	-	34	-	733
Other Liabilities	160	22	9 (4)	31	-	191
Liabilities & Borrowings	17,632	2,776	9	2,785	-	20,417
Shareholders' Equity	4,611	343	(88)	255	183 (9)	5,049
Liabilities & Shareholders' Equity	$ 22,243	$ 3,119	$ (79)	$ 3,040	$ 183	$ 25,466

* Pro forma information is based on estimates and is subject to change upon completion of CUB final tax returns.

Notes:

(1) To record FV mark on investment securities
(2) To record FV mark on loans and eliminate CUB's ALLL
(3) To eliminate CUB's goodwill and intangibles
(4) To record FV mark on reserve for unfunded commitments and other liabilities
(5) Estimated after-tax purchaser transaction costs and cash consideration
(6) Estimated net DTL related to FV marks and CDI
(7) Estimated transaction goodwill
(8) Estimated CDI at 2.15% of core deposits
(9) To reflect equity portion of the purchase price, net of estimated after-tax purchaser transaction costs and goodwill

PacWest Bancorp

Fourth Quarter 2017 | PACW | p. 44

Strong Franchise Value

National Lending Combined With California Branch Network Source: SNL Financial Los Angeles, CA Durham, NC Chevy Chase, MD Chicago, IL St. Louis, MO Denver, CO New York, NY Boston, MA Minneapolis, MN Austin, TX Campbell, CA Menlo Park, CA San Francisco, CA Seattle, WA Atlanta, GA San Diego, CA CapitalSource Division office Square 1 Bank Division office Pacific Western Bank branch

California Public Banks and Thrifts

As of December 31, 2017

Rank	Company Name	Ticker		Assets ($000)
1	Wells Fargo & Company	WFC	$	1,951,757,000
2	First Republic Bank	FRC	$	87,750,507
3	SVB Financial Group	SIVB	$	51,214,467
4	East West Bancorp, Inc.	EWBC	$	37,150,249
5	PacWest Bancorp	PACW	$	24,994,876
6	Cathay General Bancorp	CATY	$	15,728,417
7	Hope Bancorp, Inc.	HOPE	$	14,150,021
8	Banc of California, Inc.	BANC	$	10,327,852
9	BofI Holding, Inc.	BOFI	$	8,581,628
10	CVB Financial Corp.	CVBF	$	8,270,586
11	Pacific Premier Bancorp, Inc.	PPBI	$	8,024,501
12	Opus Bank	OPB	$	7,486,809
13	Farmers & Merchants Bank of Long Beach	FMBL	$	6,991,578
14	Luther Burbank Corporation	LBC	$	5,704,380
15	Mechanics Bank	MCHB	$	5,702,388
16	Westamerica Bancorporation	WABC	$	5,513,046
17	Hanmi Financial Corporation	HAFC	$	5,210,485
18	TriCo Bancshares	TCBK	$	4,656,435
19	First Foundation, Inc.	FFWM	$	4,051,061
20	Preferred Bank	PFBC	$	3,769,859
21	Community Bank	CYHT	$	3,747,398
22	Grandpoint Capital Inc.	GPNC	$	3,193,934
23	Farmers & Merchants Bancorp	FMCB	$	3,071,775
24	1867 Western Financial Corporation	WFCL	$	2,906,569
25	Heritage Commerce Corp	HTBK	$	2,843,577
26	Bank of Marin Bancorp	BMRC	$	2,468,154
27	Sierra Bancorp	BSRR	$	2,340,298
28	Exchange Bank	EXSR	$	2,258,824
29	River City Bank	RCBC	$	2,037,816
30	American Business Bank	AMBZ	$	1,752,656

Source: SNL Financial using data as of 1/30/2018

PacWest Bancorp

Fourth Quarter 2017 | PACW | p. 47

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The table on the following slide presents reconciliations of certain GAAP to non-GAAP financial measures. Non-GAAP Measurements

Tangible Common Equity Ratio/Tangible Book Value Per Share

	PacWest Bancorp Consolidated				
($ in thousands, except per share amounts)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Tangible Common Equity Ratio & Tangible Book Value Per Share					
Stockholders' equity	$ 4,977,598	$ 4,610,668	$ 4,559,905	$ 4,508,106	$ 4,479,055
Less: Intangible assets	2,628,296	2,201,137	2,204,186	2,207,251	2,210,315
Tangible common equity	$ 2,349,302	$ 2,409,531	$ 2,355,719	$ 2,300,855	$ 2,268,740
Total assets	$ 24,994,876	$ 22,242,932	$ 22,246,877	$ 21,927,254	$ 21,869,767
Less: Intangible assets	2,628,296	2,201,137	2,204,186	2,207,251	2,210,315
Tangible assets	$ 22,366,580	$ 20,041,795	$ 20,042,691	$ 19,720,003	$ 19,659,452
Equity to assets ratio	19.91%	20.73%	20.50%	20.56%	20.48%
Tangible common equity ratio (1)	10.50%	12.02%	11.75%	11.67%	11.54%
Book value per share	$ 38.65	$ 37.96	$ 37.55	$ 37.13	$ 36.93
Tangible book value per share (2)	$ 18.24	$ 19.84	$ 19.40	$ 18.95	$ 18.71
Shares outstanding	128,782,878	121,449,794	121,448,321	121,408,133	121,283,669
Return on Average Tangible Equity					
Net earnings	$ 84,037	$ 101,466	$ 93,647	$ 78,668	$ 85,647
Average stockholders' equity	$ 4,920,498	$ 4,592,489	$ 4,545,276	$ 4,503,675	$ 4,501,948
Less: Average intangible assets	2,495,876	2,202,922	2,205,814	2,209,112	2,212,042
Average tangible common equity	$ 2,424,622	$ 2,389,567	$ 2,339,462	$ 2,294,563	$ 2,289,906
Return on average equity	6.78%	8.77%	8.26%	8.24%	8.05%
Return on average tangible equity (3)	13.75%	16.85%	16.06%	13.90%	14.88%

(1) Tangible common equity divided by tangible assets

(2) Tangible common equity divided by shares outstanding

(3) Annualized net earnings divided by average tangible common equity

PacWest Bancorp

Fourth Quarter 2017 | PACW | p. 49